Exhibit 99.1

          WORKSTREAM INC. ANNOUNCES FISCAL SECOND QUARTER 2005 RESULTS

68% INCREASE IN REVENUES OVER PRIOR YEAR, 25% INCREASE QUARTER OVER QUARTER AND
              CONTINUED ORGANIC CUSTOMER GROWTH DURING THE QUARTER

OTTAWA, ON, JANUARY 14, 2005 - WORKSTREAM INC. (NASDAQ - WSTM), a provider of Enterprise Workforce Management software, today announced its fiscal second quarter financial results for the period ended November 30, 2004. All figures are in U.S. dollars.

Workstream reported second quarter 2005 revenues of $7,147,824 compared to $4,261,771 for the same period last year, an increase of $2,886,053 or 68%. The increase in the Company's revenues was primarily due to acquisitions made during the first two quarters of 2005.

Gross profit was $4,953,326, or 69% of revenues for the second quarter of 2005 compared to $3,872,364, or 91% of revenues for the second quarter of 2004. The decrease in the gross profit margin was a result of an increase in costs of delivering products and services of several of our recent acquisitions. These temporarily elevated costs were associated with bringing new customers "live" and expenses for these projects were expensed during the quarter but the overall revenue will be recognized over the life of the contract.

The Company's EBITDA loss was ($1,258,131) or ($0.03) per share for its second quarter of 2005 compared to EBITDA of $315,617 or $0.01 per share for the second quarter of 2004. (GAAP Reconciliation shown below.) The net loss for second fiscal quarter 2005 was ($2,849,376) or $(0.07) per share compared to a net loss of ($1,082,877) or $(0.05) per share for the same period last year. The increase in the net loss was primarily due to additional operating expenses as a result of our recent acquisitions of Kadiri, Bravanta and HRSoft.

FISCAL SECOND QUARTER HIGHLIGHTS:

The following highlights were announced or occurred since Workstream Inc.'s last earnings statement:

     FINANCIAL MILESTONES:

      o     68% year-over-year revenue growth;

      o     25% sequential revenue growth;

      o 123% year-over-year increase in Enterprise Workforce software revenue; and

      o In October 2004, Workstream acquired the assets of HRSoft, a provider of succession planning, organizational charting and performance management software.

     BUSINESS HIGHLIGHTS:

      o 12 new Enterprise Workforce software customers and renewals for the second quarter;

      o Children's Healthcare of Atlanta selected Workstream Compensation and Workstream Performance solutions;

      o     Mervyn's Department Stores selected Workstream Rewards solution;

      o     Halton Healthcare selected Workstream Recruiting solution;

      o     Workstream launches TalentCenter(TM) HR portal offering;

      o Company named second fastest growing Internet-based HR company in North America by Deloitte; and

      o Company announced new marketing alliance with Kintera Inc. to integrate their workplace giving solutions into the Workstream TalentCenter(TM).


SINCE THE FISCAL QUARTER ENDED ON NOVEMBER 30, 2004, WORKSTREAM ANNOUNCED ADDITIONAL KEY MILESTONES INCLUDING:

      o Workstream secured $15 Million from institutional investors to drive product development, targeted acquisitions and expand the management and sales teams;

      o Workstream completed the purchase of certain assets of ProAct Technologies Corp., a provider of HR software solutions for personalized benefits, employee communications and decision support for large employers and Business Process Outsourcers (BPO's); and

      o On January 3, 2005 the Company received a final ruling from the arbitrator in relation to its dispute with the former shareholders of 6Figurejobs.com. As a result of the arbitrator's decision, the company will cancel 323,625 shares, valued at approximately $1,100,000 currently held in escrow and has recorded a one time charge of $142,118 into General and Administrative Expense in the November ending quarter with the balance added to goodwill.

MANAGEMENT COMMENTARY:

"The combined strength and predictability of our subscription and services revenue grew 68 percent year-over-year, and 25 percent over the prior quarter, this demonstrates the demand for our suite of software products and a clear benefit of our acquisition strategy," said Michael Mullarkey, Chairman and CEO of Workstream Inc. "During the quarter, Workstream won a number of important new clients, many customers were successfully implemented and went live during the quarter, demonstrating that the Company is a clear leader in the "Software as a Service" HR market.

"As we enter the February 2005 quarter, we have strong visibility into our quarterly revenue target of $10 million, positive cash flow from operations and positive EBITDA driven by the strength of our subscription and services revenues," added Mullarkey. "I am very pleased with the overall growth and the momentum in our business. The Company continues to perform well and we continue to strengthen our market leadership position as we continue to invest in our customers, products and employees."

"We are executing on our strategy, and have assembled a complete suite of Enterprise Workforce Management software services through our Workstream TalentCenter offering and will continue to optimize our cost structure. We are reducing fixed costs associated with redundant locations and personnel and are increasing staff in lower cost labor centers to best support our continued growth, which also expands our ability to deliver excellent customer service at an affordable price."

EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non-recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

ABOUT WORKSTREAM INC.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from hire to retire. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With 12 offices across North America, Workstream services customers including Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:


INVESTOR RELATIONS:
Tammie Brown
Workstream Inc.
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com

WORKSTREAM INC.
CONSOLIDATED BALANCE SHEETS
(United States dollars)

                                                        NOVEMBER 30, 2004    MAY 31, 2004
                                                        -----------------    ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                               $  6,998,413       $  4,338,466
  Restricted cash                                            3,290,174          2,760,259
  Short-term investments                                       154,080            301,194
  Accounts receivable, net of allowance for doubtful
    accounts of $131,832 (May 31, 2004 - $21,509)            3,092,849          1,379,610
  Prepaid expenses                                             496,380            606,370
  Other assets                                                 147,638            147,009
                                                          ------------       ------------
                                                            14,179,534          9,532,908
CAPITAL ASSETS                                               1,297,116          1,429,143
OTHER ASSETS                                                   113,536             79,073
ACQUIRED INTANGIBLE ASSETS                                  10,286,744          9,242,617
GOODWILL                                                    36,807,640         28,598,706
                                                          ------------       ------------
                                                          $ 62,684,570       $ 48,882,447
                                                          ============       ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                       $  2,571,192       $  1,332,036
   Accrued liabilities                                       1,947,862          2,969,248
   Line of credit                                            2,476,523          1,972,218
   Accrued compensation                                        880,639          1,241,441
   Current portion of capital lease obligations                 77,878             54,003
   Current portion of leasehold inducements                     53,483             49,533
   Current portion of long-tem obligations                     135,723             29,335
   Current portion of related party obligations                 56,807            170,369
   Deferred revenue                                          2,908,904          2,065,604
                                                          ------------       ------------
                                                            11,109,011          9,883,787
DEFERRED INCOME TAX LIABILITY                                   83,930            839,265
CAPITAL LEASE OBLIGATIONS                                           --             31,530
LEASEHOLD INDUCEMENTS                                          172,615            185,200
LONG-TERM OBLIGATIONS                                          128,775             56,226
RELATED PARTY OBLIGATIONS                                           --            147,257
                                                          ------------       ------------
                                                            11,494,331         11,143,265
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
CAPITAL STOCK
   Issued and outstanding, no par value - 41,411,089
     common shares (May 31, 2004 - 33,574,883)              91,373,754         72,705,603
  Additional paid-in capital                                 3,562,688          3,605,224
  Accumulated other comprehensive loss                        (889,159)        (1,072,302)
  Accumulated deficit                                      (42,857,044)       (37,499,343)
                                                          ------------       ------------
                                                            51,190,239         37,739,182
                                                          ------------       ------------
                                                          $ 62,684,570       $ 48,882,447
                                                          ============       ============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(United States dollars)


                                                 Three Months      Three Months
                                                    Ended             Ended
                                                 November 30,      November 30,
                                                     2004              2003
                                                ------------       ------------

REVENUE                                         $  7,147,824       $  4,261,771
COST OF REVENUES (exclusive of
   depreciation, shown below)                      2,194,498            389,407
                                                ------------       ------------
GROSS PROFIT                                       4,953,326          3,872,364
                                                ------------       ------------

EXPENSES
Selling and marketing                              1,766,087          1,104,556
General and administrative                         4,170,219          2,292,240
Research and development                             275,151            159,951
Amortization and depreciation                      1,901,291          1,403,860
                                                ------------       ------------
                                                   8,112,748          4,960,607
                                                ------------       ------------
OPERATING LOSS                                    (3,159,422)        (1,088,243)
                                                ------------       ------------

OTHER INCOME AND (EXPENSES)
Interest and other income                             20,482                299
Interest and other expense                           (36,512)          (432,324)
                                                ------------       ------------
                                                     (16,030)          (432,025)
                                                ------------       ------------

LOSS BEFORE INCOME TAX                            (3,175,452)        (1,520,268)
Recovery of deferred income taxes                    346,618            435,270
Other income tax (expense) recovery                  (20,542)             2,121
                                                ------------       ------------
NET LOSS FOR THE PERIOD                         $ (2,849,376)      $ (1,082,877)
                                                ============       ============

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING
   DURING THE PERIOD                              41,385,822         22,407,020
                                                ============       ============

BASIC AND DILUTED NET LOSS
   PER COMMON SHARE                             $      (0.07)      $      (0.05)
                                                ============       ============

WORKSTREAM, INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION (EBITDA)
(United States dollars)


                                                       Three Months Ended
                                                       November 30, 2004,
                                                -------------------------------
                                                    2004                2003
                                                ------------       ------------

Net loss, per GAAP                              $ (2,849,376)      $ (1,082,877)
Recovery of deferred income taxes                   (346,618)          (435,270)
Other income tax recovery                             20,542             (2,121)
Interest and other expense                            36,512            432,324
Interest and other income                            (20,482)              (299)
Amortization and depreciation                      1,901,291          1,403,860
                                                ------------       ------------
EBITDA  (loss)                                  $ (1,258,131)      $    315,617
                                                ============       ============

Weighted average number of common shares
   outstanding during the period                  41,385,822         22,407,020
                                                ============       ============


Basic and diluted loss per share,
   per GAAP                                     $      (0.07)      $      (0.05)
                                                ============       ============

Basic and diluted EBITDA loss
   per share                                    $      (0.03)      $       0.01
                                                ============       ============